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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the relevant Statement of Additional Information constituting part of the Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of (i) our report dated February 15, 1996 relating to the financial statements and financial highlights of OFFITBANK High Yield Fund, OFFITBANK Emerging Markets Fund and OFFITBANK New York Municipal Fund and (ii) our reports dated February 28, 1996 relating to the statement of assets and liabilities of OFFITBANK Investment Grade Global Debt Fund, OFFITBANK National Municipal Fund and OFFITBANK California Municipal Fund, which appear in such Statement of Additional Information. We also consent to the incorporation by reference of our reports into the corresponding Prospectus constituting part of such Registration Statement, and to the references to us under the heading "Independent Accountants" in each of the Statements of Additional Information and under the heading "Financial Highlights" in the relevant Prospectus.



PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
February 28, 1996